UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

CORPORATE RESOURCE SERVICES, INC.
(Name of Registrant As Specified In Charter)

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CORPORATE RESOURCE SERVICES, INC.
160 Broadway, 11th Floor
New York, New York 10038
(646) 443-2380

INFORMATION STATEMENT

May ___, 2013

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished on or about May ___, 2013 to the holders (the “Shareholders”) of the shares of common stock, par value $0.0001 per share (the “Stock”), of Corporate Resource Services, Inc. (the “Company,” “we,” “us” or “our”) for the purpose of advising such Shareholders that Shareholders owning a majority of the outstanding Stock on April 30, 2013 authorized by written consent on April 30, 2013 (the “Written Consent”), in accordance with the Amended and Restated Bylaws of the Company and Delaware law, the following proposal:

PROPOSAL: Increase the Company’s authorized share capital with respect to the Stock from 145,000,000 shares to 185,000,000 shares by amending and restating the Company’s Second Amended and Restated Certificate of Incorporation (the “Proposal”).

The corporate actions described in the Proposal  were taken without notice or meeting in accordance with the Delaware General Corporation Law (“DGCL”) by a joint written consent of the board of directors of the Company (the “Board”) and Shareholders owning a majority of the outstanding  Stock on April 30, 2013.  Those corporate actions will take effect 21 days from the mailing of this Information Statement to the Shareholders.  The Company will use the additional shares of the Stock authorized pursuant to the Proposal to, among other things, satisfy its obligations under the Asset Purchase Agreement (the “APA”), dated as of May 6,  2013, among the Company, The CRS Group, Inc. and Tri-Tel Communications, Inc. (“Tri-Tel”) relating to the Company’s acquisition from Tri-Tel of certain of the assets of the Summit Software division of Tri-Tel (“Summit”).

This Information Statement is being mailed to all of the Shareholders.  We will pay all costs associated with the distribution of this Information Statement, including all printing and mailing expenses related thereto.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the Shareholders.

The Company is a national provider of diversified staffing, recruiting, and consulting services with a focus on delivering our customers temporary staffing solutions for professional services, administrative and light industrial positions.  The principal executive office of the Company is located at 160 Broadway, 13th Floor, New York, New York 10038 (the “Address”), and its telephone number is (646) 443-2380.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of April 30, 2013, there were an aggregate of 135,656,992 shares of the Stock issued and outstanding (the “Outstanding Shares”), of which 120,810,004 shares, representing approximately 89.1% of the total Outstanding Shares, were and continue to be held by Tri-State Employment Services, Inc. (“TSE”) and its affiliated entities and persons, including Robert Cassera (“Cassera”), the sole beneficial owner of TSE (collectively, the “Consenting Stockholders”).  Each share of the Stock is entitled to one vote and the Stock constitutes the only class of securities of the Company issued and outstanding.

Under Delaware law, in order to authorize corporate action with respect to the Proposal, the Written Consent required the approval of the holders of a majority of the Outstanding Shares.  The Consenting Stockholders consented to the Written Consent, and because the Consenting Stockholders controlled an aggregate of approximately 89.1% of the Outstanding Shares on April 30, 2013, the Written Consent was sufficient to authorize the Company to act in accordance with the Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of April 30, 2013 with respect to the Stock that is known by us to be beneficially owned by (i) each director and officer, (ii) all of the persons beneficially owning more than 5% of the Stock and (iii) all directors and executive officers as a group.  Except as otherwise indicated in the footnotes to the table below, the mailing address for each person listed in the table is the Address.

	Amount and		Percentage
	Nature of		of
	Beneficial		Outstanding
Name	Ownership		Shares (1)
John P. Messina, Sr.	270,200		*
Michael J. Golde	5,000		*
Gina L. Russo, Esq.	200		*
Frank Vaccaro	750,000		*
Mark Levine	1,062,500		*
Joseph Cassera	200		*
Dr. Anthony John Polemeni	–		*
James Foley	200		*
James Altucher	1,400,000		*
Larry Melby	–		*
Thomas Clarke	–		*
Robert Cassera	120,810,004	(2)	89.1%
All Executive Officers and Directors as a Group (10 persons)	124,298,304		91.6%

*	Less than 1%

(1)
Percentages are based on the 135,656,992 shares of common stock outstanding as of April 30, 2013 and exclude 1,934,331 shares of common stock held in escrow to secure the payment by Corporate Resource Development, Inc., a wholly-owned subsidiary of the Company, of its obligations to Rosenthal & Rosenthal, Inc. in connection with its acquisition of GT Systems, Inc. and affiliated companies.

(2)	Includes 30,472,676 owned through TS Employment, Inc. (“TS Employment”) and 17,496,767 shares of common stock owned through TSE.

AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

Pursuant the Proposal, the Company is increasing its authorized share capital by 40,000,000 shares of the Stock (the “Additional Shares”).  The Additional Shares shall be part of the same class, and therefore be vested with the same rights and privileges, as the currently authorized shares of the Stock.  None of the currently authorized shares of the Stock are, and thus none of the Additional Shares will be, vested with preemptive rights.

An aggregate of 21,000,000 shares will be issued to Tri-Tel as consideration for the Company’s acquisition (the “Acquisition”) of certain assets of Summit from Tri-Tel pursuant to the APA on May 6, 2013 (the “Closing Date”), of which 9,343,008 shares are expected to be issued from the Company’s existing authorized but unissued shares of Stock and the remaining shares will be issued from the Additional Shares.  Pursuant to the terms of the APA, the Company agreed to acquire certain assets of Summit in exchange for 21,000,000 shares of the Stock, the number of shares, valued at $0.6469 per share, equal to $13,750,000, which was the agreed upon value of Summit’s business operations as of Closing Date (the “Purchase Price”) and the Company’s assumption of certain of Summit’s liabilities.  Cassera is an affiliate of Tri-Tel.  The Acquisition required the approval of a majority of the members of the Board and a majority of the members of the Special Committee of the Board, consisting of independent directors, formed to consider the Acquisition (the “Special Committee”).  The Board authorized the Acquisition pursuant to a unanimous vote on April 30, 2013 and the Special Committee authorized the Acquisition by a unanimous vote on April 18, 2013.  The Acquisition became effective on the Closing Date.  The Company pursued the Acquisition in order to increase its revenues and obtain a presence as a provider of software to the professional employer organization industry.  There were no federal or state regulatory requirements with which we were required to comply with respect to the Acquisition.

On March 28, 2013, The BVA Group LLC (“BVA”) issued an opinion to the Special Committee as to the fairness, from a financial point of view, to the unaffiliated Shareholders of the Purchase Price (the “Opinion”).  BVA concluded from its fairness evaluation that the Purchase Price, which was agreed upon by the Company and Tri-Tel, was within a range of fair market values for the Acquisition.  In order to issue the Opinion, BVA reviewed, among other things, (i) the APA; (ii) capital market information; (iii) the Company’s historical financial statements; (iv) Tri-Tel’s historical financial statements for Summit; (v) the Company’s operations, financial condition, future prospects and projected operations; (vi) multi-year financial forecasts provided by the Company; and (vii) publicly available financial and operating information concerning other companies that BVA deemed relevant.  BVA also discussed the operations, financial condition, future prospects and projected operations and performance of the Company and Summit with officers of the Company, Summit’s founder and Summit’s accountant.  The Board selected BVA to conduct a fairness analysis of the Acquisition based upon BVA’s reputation and experience with conducting valuation assessments.  BVA has been providing business valuation services since 1974.

FINANCIAL AND OTHER INFORMATION

Rosen Seymour Shapss Martin & Company LLP, our independent certified public accountants, did not communicate with, but were available to answer any questions of, the Consenting Stockholder in connection with the Written Consent.  Our most recent audited financial statements are contained in our Form 10-K/A for the year ended September 28, 2012, filed with the SEC on May 7, 2013 (the “10-K/A”).  Items 7, 7A and 9 of the 10-K/A are incorporated by reference herein.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
SHARING AN ADDRESS

In some instances we may deliver only one copy of this Information Statement to multiple Shareholders sharing a common address.  If requested by phone or in writing, we will promptly provide a separate copy to a Shareholder sharing an address with another Shareholder.  Requests by phone should be directed to John Messina at (646) 443-2380, and requests in writing should be sent to the Company at the Address, Attention: John Messina.  Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

ADDITIONAL INFORMATION AND
INFORMATION INCORPORATED BY REFERENCE

This Information Statement should be read in conjunction with certain reports, or portions thereof, that we previously filed with the SEC and incorporated by reference herein, including Items 7, 7A and 9 of our Annual Report on Form 10-K/A for the year ended September 28, 2012, filed with the SEC on May 7, 2013.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.

Upon the request of any Shareholder receiving a copy of this Information Statement, we will provide such Shareholder, without charge, a copy of any and all information that is incorporated by reference into this Information Statement by first class mail or other equally prompt means within one business day of our receipt of such request.  Shareholders may request copies of the information incorporated into this Information Statement by phone by contacting John Messina at (646) 443-2380, or in writing by sending such written request to John Messina at the Address.

By Order of the Board of Directors of Corporate Resource Services, Inc.,

By:	/s/ John P. Messina, Sr.
Name: John P. Messina, Sr.
Title: Chief Executive Officer, President and Chairman